Exhibit 99.1

Radius Health Reports Fourth Quarter and Full Year 2015 Financial and Operating Results

•                  Management to host conference call today at 7:30 am ET.

•                  Radius submitted an MAA in Europe for the investigational drug abaloparatide-SC for the potential treatment of postmenopausal osteoporosis and reduction of fracture risk on November 17, 2015. The application has been validated by the EMA and is currently under regulatory review.

•                  Radius is on track to submit an NDA for abaloparatide-SC in the U.S. at the end of the first quarter of 2016.

Waltham, Massachusetts — February 25, 2016 (GLOBE NEWSWIRE): Radius Health, Inc. (“Radius” or the “Company”) (Nasdaq:RDUS), a science-driven biopharmaceutical company that is committed to developing innovative therapeutics in the areas of osteoporosis, oncology and endocrine diseases, reported its financial results for the fourth quarter and full year ended December 31, 2015, and provided recent corporate highlights.  As of December 31, 2015, Radius had $473.3 million in cash, cash equivalents and marketable securities.

“Radius continues to make significant progress in advancing its pipeline, including the submission of our MAA in Europe for our investigational drug abaloparatide-SC for the treatment of women with postmenopausal osteoporosis who are at risk for a fracture, which is under regulatory review.  We are on track to submit an NDA in the U.S. at the end of the first quarter of 2016,” said Robert Ward, President and Chief Executive Officer of Radius.  “We are continuing our productive partnering discussions and anticipate entering into an abaloparatide collaboration prior to a potential first commercial launch. We have continued to make progress across the portfolio with the abaloparatide transdermal patch program and RAD1901 trials in breast cancer and vasomotor symptoms.”

Pipeline Updates

Abaloparatide-SC

In November 2015, Radius submitted a marketing authorization application (“MAA”) to the European Medicines Agency (“EMA”), which subsequently was validated and is currently undergoing regulatory review. Radius plans to submit a new drug application (“NDA”) in the United States at the end of the first quarter of 2016. Subject to regulatory review and a favorable regulatory outcome, Radius anticipates the first commercial sales of abaloparatide-SC will take place in 2016.

Abaloparatide-TD

Radius also is developing abaloparatide-transdermal, which it refers to as abaloparatide-TD, based on 3M’s patented Microstructured Transdermal System technology for potential use as a short wear-time transdermal patch. During 2014, Radius reported progress towards the development of an optimized transdermal patch that may be capable of demonstrating comparability to abaloparatide-SC. In preliminary, nonhuman primate pharmacokinetic studies, Radius achieved a desirable pharmacokinetic profile, with comparable AUC, Cmax, Tmax and T1/2 relative to abaloparatide-SC. Radius believes that these results support continued clinical development of abaloparatide-TD toward future global regulatory submissions as a potential post-approval line extension of the investigational drug abaloparatide-SC. Radius commenced a human replicative clinical evaluation of the optimized abaloparatide-TD patch in December 2015 with the goal of achieving comparability to abaloparatide-SC.

RAD1901

Radius continues to enroll and dose patients in the United States in its Phase 1 multicenter, open-label, two-part, dose-escalation study of RAD1901 in postmenopausal women with advanced estrogen receptor positive and HER2-negative breast cancer.  The study is designed to determine the recommended dose for a Phase 2 clinical trial and includes a preliminary evaluation of the potential anti-tumor effect of RAD1901.  In December 2015, Radius reported on the progress of this study at the San Antonio Breast Cancer Symposium in San Antonio, TX.  In addition, in December 2015, Radius commenced a Phase 1 FES-PET study in patients with metastatic breast cancer in the European Union, which includes the use of FES-PET imaging to assess estrogen receptor occupancy in tumor lesions following RAD1901 treatment.

In January 2016, Radius entered into a worldwide clinical collaboration with Novartis Pharmaceuticals to evaluate the safety and efficacy of combining RAD1901 with Novartis’ investigational agent LEE011 (ribociclib), a cyclin-dependent kinase 4/6 inhibitor, and BYL719 (alpelisib), an investigational phosphoinositide 3-kinase inhibitor.

RAD1901 also is being evaluated at low doses as an estrogen receptor ligand for the potential relief of the frequency and severity of moderate to severe hot flashes in postmenopausal women with vasomotor symptoms. Radius commenced a Phase 2b clinical study of RAD1901 for the potential treatment of postmenopausal vasomotor symptoms in December 2015.

Radius Expects the Following Upcoming Milestones

•                  Abaloparatide-SC

•                  Submit an NDA in the United States for abaloparatide-SC at the end of the first quarter of 2016.

•                  Receive opinion from the Committee for Medicinal Products for Human Use regarding the EMA’s review of the abaloparatide-SC MAA.

•                  Enter into a collaboration for the potential commercialization of abaloparatide-SC prior to a commercial launch.

•                  Abaloparatide-TD

•                  Complete the clinical evaluation of the optimized abaloparatide-TD patch during 2016.

•                  RAD1901

•                  Complete the dose-escalation study for RAD1901 in metastatic breast cancer patients by the middle of 2016.

•                  Initiate the expansion cohorts in breast cancer during 2016.

Radius Expects To Make Presentations at the Following Upcoming Conferences

•                  Abstract Presentations at the Endocrine Society Annual Meeting, April 1-4, 2016, in Boston, MA. The titles of the presentations are as follows:

“Abaloparatide Significantly Reduces Vertebral and Non-vertebral Fractures and Increases BMD Regardless of Baseline Risk”

“RAD1901 a Novel Estrogen Receptor Ligand with a Unique Pharmacologic Profile for Potential Use in the Treatment of Postmenopausal Vasomotor Symptoms”

•                  Abstract Presentations at the World Congress of Osteoporosis, Osteoarthritis and Musculoskeletal Diseases, April 14-17, 2016, in Spain.  The titles of the presentations are as follows:

“Effects of Abaloparatide on Vertebral, Non-vertebral, Major Osteoporotic and Clinical Fracture Incidence in Postmenopausal Women with Osteoporosis: Results of the Phase 3 Active Trial”

“Eighteen Months of Treatment with Abaloparatide Followed by Six Months of Treatment with Alendronate in Postmenopausal Women with Osteoporosis- Results of the ACTIVExtend Trial”

“Effect of Investigational Treatment Abaloparatide for Prevention of Major Osteoporotic Fracture or any Fracture is Not Altered by Baseline Fracture Probability”

•                  Abstract presentation at the American Association of Cancer Research Annual Meeting 2016, April 16-20, 2016, in New Orleans, LA.

“RAD1901, an orally available SERD, as an effective combination partner in ER+ breast cancer”

•                  IMPAKT 2016 Conference, May 12-14, 2016, in Brussels, Belgium.

“RAD1901, a novel oral, selective estrogen receptor degrader (SERD), for the treatment of advanced estrogen receptor (ER)+ breast cancer (BC)”

•                  Cowen and Company 36th Annual Healthcare Conference, March 7-9, 2016, in Boston, MA.

•                  Deutsche Bank 41st Annual Healthcare Conference, May 4-5, 2016, in Boston, MA.

•                  Bank of America Merrill Lynch 2016 Healthcare Conference, May 10-12, 2016, in Las Vegas, NV.

Recent Corporate Highlight

•                  On December 7, 2015, Radius announced the appointment of Jean-Pierre (JP) Garnier to its Board of Directors, and as Chair of the Compensation Committee. Mr. Garnier is currently Chairman of the Board of Actelion Ltd., and was previously Chief Executive Officer of GlaxoSmithKline plc.

Fourth Quarter 2015 Financial Results

For the three months ended December 31, 2015, Radius reported a net loss of $33.2 million, or $0.77 per share, as compared to a net loss of $18.0 million, or $0.55 per share for the three months ended December 31, 2014. The increase in net loss for the three months ended December 31, 2015 as compared to the three months ended December 31, 2014 was primarily due to an increase in research and development and general and administrative expenses, partially offset by a decrease in interest expense.

Research and development expenses for the three months ended December 31, 2015 were $22.2 million, compared to $11.6 million for the same period in 2014.  The increase for the 2015 period as compared to the 2014 period was primarily attributable to an increase in contract service costs associated with the development of RAD1901, consulting costs incurred to support Radius’ MAA and planned NDA submissions for abaloparatide-SC and an increase in compensation expense, including an increase of $0.6 million of non-cash stock-based compensation expense, due to an increase in research and development headcount from December 31, 2014 to December 31, 2015.

General and administrative expenses for the three months ended December 31, 2015 were $11.6 million, compared to $5.6 million for the same period in 2014.  The increase for the 2015 period as compared to the 2014 period was primarily attributable to an increase in legal fees and professional support costs, including the costs associated with growing Radius’ headcount and preparing for the potential commercialization of abaloparatide-SC.

There was no interest expense for the three months ended December 31, 2015, compared to $0.8 million for the same period in 2014.  The decrease was a result of the prepayment of all amounts owed under Radius’ loan and security agreement on August 4, 2015.

Full Year 2015 Financial Results

For the twelve months ended December 31, 2015, Radius reported a net loss of $101.5 million, or $2.56 per share, as compared to a net loss of $62.5 million, or $4.04 per share, for the twelve months ended December 31, 2014. The increase in net loss for 2015 was primarily due to an increase in research and development expenses, general and administrative expenses, and loss on retirement of note payable.

Research and development expenses for the twelve months ended December 31, 2015 were $68.3 million, compared to $45.7 million for 2014. The increase for 2015 was primarily attributable to an increase in compensation expense, including an increase of $5.9 million of non-cash stock-based compensation expense, due to an increase in research and development headcount from December 31, 2014 to December 31, 2015, an increase in consulting costs incurred to support Radius’ MAA and planned NDA submissions for abaloparatide-SC and an increase in contract service costs associated with the development of RAD1901. These increases were partially offset by a decrease in the costs associated with the abaloparatide-SC Phase 3 ACTIVE and ACTIVExtend clinical trials.

General and administrative expenses for the twelve months ended December 31, 2015 were $30.8 million, compared to $13.7 million for 2014.  The increase for 2015 as compared to 2014 was primarily attributable to an increase in legal fees and professional support costs, including the costs associated with growing Radius’ headcount and preparing for the potential commercialization of abaloparatide-SC, subject to favorable regulatory review.  This increase also was driven by an increase in compensation expense, including an increase of $1.8 million of non-cash stock-based compensation expense, due to an increase in general and administrative headcount from December 31, 2014 to December 31, 2015.

For the twelve months ended December 31, 2015, loss on retirement of note payable was $1.6 million, compared to $0.2 million for 2014. The loss on retirement of note payable for 2015 was a result of the prepayment of all amounts owed under Radius’ loan and security agreement on August 4, 2015.

As of December 31, 2015, Radius had $473.3 million in cash, cash equivalents and marketable securities.  Based upon Radius’ cash, cash equivalents and marketable securities balance, it believes that, prior to the consideration of revenue from the potential future sales, subject to favorable regulatory review, of any of its investigational products, it has sufficient capital to fund its development plans, U.S. commercial scale-up and other operational activities into 2018.

Conference Call and Webcast

In connection with the earnings release, Radius will host a conference call and live audio webcast at 7:30 a.m. ET on Thursday, February 25, 2016 to discuss the financial results, and give an update on the Company’s progress.

Conference Call Information:
Date: Thursday, February 25, 2016
Time: 7:30 a.m. ET
Domestic Dial-in Number: 1-877-705-6003
International Dial-in Number: 1-201-493-6725
Live webcast: http://public.viavid.com/index.php?id=118001

For those unable to participate in the conference call or live webcast, a replay will be available until March 10 at 11:59 a.m. ET. To access the replay, dial domestic 1-877-870-5176, international 1-858-384-5517.  The replay passcode is 13629094.

A live audio webcast of the call will also be available on the Investors section of the Company’s website, www.radiuspharm.com.  A webcast replay will be available for two weeks on the Radius website, www.radiuspharm.com.

About Radius

Radius is a science-driven biopharmaceutical company that is committed to developing innovative therapeutics in the areas of osteoporosis, oncology and endocrine diseases. Radius’ lead product candidate, the investigational drug abaloparatide for subcutaneous injection, has completed Phase 3 development for potential use in the reduction of fracture risk in postmenopausal women with osteoporosis. The Radius clinical pipeline also includes an investigational abaloparatide transdermal patch for potential use in osteoporosis and the investigational drug RAD1901 for potential use in hormone-driven, or hormone-resistant, breast cancer, and vasomotor symptoms in postmenopausal women. Radius’ preclinical pipeline includes RAD140, a non-steroidal, selective androgen receptor modulator (SARM) under investigation for potential use in multiple applications including cancer. For more information, please visit www.radiuspharm.com.

About Abaloparatide

Abaloparatide is an investigational therapy for the potential treatment of women with postmenopausal osteoporosis who are at an increased risk for a fracture. Abaloparatide is a novel synthetic peptide that engages the parathyroid hormone receptor (PTH1 receptor) and was selected for clinical development based on its favorable bone building activity.

Abaloparatide has completed Phase 3 development for potential use as a daily self-administered injection (abaloparatide-SC). In the fourth quarter of 2015, Radius’ Marketing Authorisation Application (MAA) for abaloparatide-SC for the treatment of patients with postmenopausal osteoporosis was validated and is currently undergoing regulatory review by the European Medicines Agency (EMA). Radius plans to submit a New Drug Application (NDA) for abaloparatide-SC to the US Food and Drug Administration (FDA) at the end of the first quarter of 2016.

Radius also is developing abaloparatide-transdermal (abaloparatide-TD) based on 3M’s patented Microstructured Transdermal System technology for potential use as a short wear-time transdermal patch.

About RAD1901

RAD1901 is a selective estrogen receptor down-regulator/degrader (SERD), which at high doses is being evaluated for potential use as an oral non-steroidal treatment for hormone-driven, or hormone-resistant, breast cancer. RAD1901 is currently being investigated for potential use in postmenopausal women with advanced estrogen receptor positive (ER+), HER2-negative breast cancer, the most common form of the disease. Studies completed to date indicate that the compound has the potential for use as a single agent or in combination with other therapies to overcome endocrine resistance in breast cancer.

RAD1901 also is being evaluated in a Phase 2b study at low doses for potential relief of the frequency and severity of moderate to severe hot flashes in postmenopausal women with vasomotor symptoms. Additional information on the clinical trial program of RAD1901 is available on www.clinicaltrials.gov.

RAD140

RAD140 is a non-steroidal selective androgen receptor modulator (SARM) that is currently in preclinical development for potential use in multiple indications including cancer. RAD140 resulted from an internal drug discovery program focused on the androgen receptor pathway, which is highly expressed in many breast cancers. Due to its receptor and tissue selectivity, potent oral activity and long half-life, RAD140 could have clinical potential in the treatment of conditions where androgen modulation may play a role.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the progress of abaloparatide-SC in the regulatory process with the FDA and the EMA, the timing of potential collaboration agreements, the timing of potential commercial sales of abaloparatide-SC, the progress in development of abaloparatide-TD, the clinical development of RAD1901, each of the statements under the heading “Radius Expects The Following Upcoming Milestones,” upcoming events and presentations, the sufficiency of cash, cash equivalents and marketable securities and the potential clinical uses for RAD1901 and RAD140.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: we are not currently profitable and may never become profitable; we have no product revenues and may need to raise additional funding, which may not be available; risks related to raising additional capital; our limited operating history; quarterly fluctuation in our financial results; failure of the financial institutions in which we hold our cash and cash equivalents; market, interest, and credit risk; our dependence on the success of abaloparatide-SC, and our inability to ensure that abaloparatide-SC will obtain regulatory approval or be successfully commercialized; any collaboration agreements failing to be successful; risks related to clinical trials, including having most of our products in early stage clinical trials and uncertainty that results will support our product candidate claims; the risk that adverse side effects will be identified during the development of our product candidates; product candidates for which we obtain marketing approval, if any, could be subject to restrictions or withdrawal from the market and we may be subject to penalties; failure to achieve market acceptance of our product candidates; the availability of coverage and reimbursement for our product candidates, if approved; risks related to the use of our limited resources on particular product candidates and not others; delays in enrollment of patients in our clinical trials, which could delay or prevent regulatory approvals; the dependence of our drug development program upon third-parties who are outside of our control; the risk that a regulatory or government official will determine that third-parties with a financial interest in the outcome of the Phase 3 study of abaloparatide-SC affected the reliability of the data from the study; our reliance on third parties to formulate and manufacture our product candidates; failure to establish an effective process for distribution of abaloparatide-SC; our lack of experience selling, marketing and distributing products and our lack of internal capability to do so; failure to compete successfully against other drug companies; developments by competitors may render our products or technologies obsolete or non-competitive; the effects of product liability lawsuits on commercialization of our products; failure to comply with obligations of our intellectual property licenses; failure to protect our intellectual property or failure to secure necessary intellectual property related to abaloparatide-SC, abaloparatide-TD, RAD1901 and/or RAD140; our or our licensors’ inability to obtain and maintain patent protection for technology and products; risks related to our compliance with patent application and maintenance requirements; failure to protect the confidentiality of our trade secrets; risks related to our infringement of third parties’ rights or the costs of defending against infringement by third parties; claims of wrongful disclosure or use of trade secrets by employees’ former employers; risks associated with intellectual property litigation, including expending substantial resources and distracting personnel from their normal responsibilities; risks associated with healthcare reform; our failure to comply with healthcare laws and regulations; our exposure to claims associated with the use of hazardous materials and chemicals; as we become involved in drug commercialization, risk related to our inability to successfully manage our growth and expanded operations; risks relating to business combinations and acquisitions; our reliance on key executive officers and advisors; our inability to hire additional qualified personnel; risks related to disruptions in information technology or breaches of data security; volatility in the price of our common stock; capital appreciation is the only source of gain for our common stock; risks related to the costs and compliance initiatives associated with operating as a public company; our directors, executive officers and principal stockholders have substantial influence over us and could delay or prevent a change in control; future sales and issuances of our common stock could depress the price of our common stock; risks related to securities or industry analysts ceasing to publish research about us or publishing inaccurate or unfavorable information about us, which could cause the price of our common stock to decline; payment of severance benefits upon a change in control, which could harm our financial condition; provisions in our charter documents and Delaware law that could discourage takeover attempts; and our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.  These and other important factors discussed under the caption “Risk Factors” in our most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, or SEC, on November 5, 2015, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.  Any such forward-looking statements represent management’s estimates as of the date of this press release.  While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.  These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

	December 31,	December 31,
	2015	2014

ASSETS
Current assets:
Cash and cash equivalents	$159,678	$28,518
Marketable securities	313,661	76,758
Prepaid expenses and other current assets	6,969	2,057
Total current assets	480,308	107,333
Property and equipment, net	1,897	842
Other assets	260	242
Total assets	$482,465	$108,417

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,228	$2,292
Accrued expenses and other current liabilities	14,952	18,267
Total current liabilities	21,180	20,559

Note payable, net of current portion and discount	—	24,394
Total liabilities	$21,180	$44,953
Commitments and contingencies
Stockholders’ equity:
Common stock, $.0001 par value; 200,000,000 shares authorized; 42,984,243 shares and 32,924,535 shares issued and outstanding at December 31, 2015 and 2014, respectively	$4	$3
Additional paid-in-capital	907,040	407,720
Accumulated other comprehensive income (loss)	5	(21)
Accumulated deficit	(445,764)	(344,238)
Total stockholders’ equity	461,285	63,464
Total liabilities and stockholders’ equity	$482,465	$108,417

Consolidated Statement of Operations and Comprehensive Loss

(Amounts in thousands, except share and per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
OPERATING EXPENSES:
Research and development	$22,226	$11,567	$68,280	$45,719
General and administrative	11,585	5,629	30,797	13,674
Loss from operations	(33,811)	(17,196)	(99,077)	(59,393)
OTHER INCOME (EXPENSE):
Other income (expense), net	92	(4)	(35)	(510)
Loss on retirement of note payable	—	—	(1,572)	(203)
Interest income	479	52	1,043	94
Interest expense	—	(814)	(1,885)	(2,467)
NET LOSS	$(33,240)	$(17,962)	$(101,526)	$(62,479)
OTHER COMPREHENSIVE INCOME, NET OF TAX:
Unrealized (loss) gain from marketable securities	(94)	(11)	26	(21)
COMPREHENSIVE LOSS	$(33,334)	$(17,973)	$(101,500)	$(62,500)
LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS - BASIC AND DILUTED:	$(33,240)	$(17,962)	$(101,526)	$(71,479)
LOSS PER SHARE:
Basic and diluted	$(0.77)	$(0.55)	$(2.56)	$(4.04)
WEIGHTED AVERAGE SHARES:
Basic and diluted	42,924,137	32,678,459	39,643,099	17,699,487

Radius Health

Investor Relations Contact:

Barbara Ryan

Email: bryan@radiuspharm.com

Phone: 203-274-2825

Media Contact:

Lori Gorski

Email: lgorski@radiuspharm.com

Phone: 617-551-4096